Cane Clark llp		3273 E. Warm Springs Las Vegas, NV 89120
Kyleen E. Cane*	Bryan R. Clark^	Telephone: 702-312-6255
Joe Laxague	Scott P. Doney	Facsimile: 702-944-7100
Christopher T. Clark		Email: kcane@caneclark.com

March 26, 2014

Via Email: steve@iwalletusa.com

Cubed, Inc.

Attn: Joseph White

830 S 4th Street

Las Vegas, NV 89101

Re: Representation Agreement

Dear Mr. Joseph White:

Thank you for choosing Cane Clark LLP (the “Firm”). We appreciate your choice of our firm and look forward to representing Cubed, Inc. (the “Client”).

In order to prevent misunderstandings and maintain our cordial and professional relationship, this Representation Agreement (“Agreement”) sets forth the terms and conditions of our representation, including our policies with respect to how we bill for the legal services rendered and costs incurred on your behalf. Services rendered prior to signing this Agreement are also subject to its terms. It is important for you to review the contents of this Agreement carefully and call me if you have any questions.

Scope of Engagement

You have asked us and we have agreed, subject to our standard conflict of interest check, to represent the Client to perform specific legal services set forth in the attached Schedule A (collectively “Scope of Engagement”). Our representation is limited to the matters listed on Schedule A and we specifically disclaim any representation beyond the stated Scope of Engagement. If you would like us to represent the Client in connection with any additional matters not specifically listed in Schedule A, please feel free to contact us so that we may discuss your objectives and prepare a supplemental written schedule encompassing such additional matters.

To assist us in our representation and to enable us to complete the Client’s matters in a timely manner, we require the Client’s full cooperation with our office in providing us with access to Client personnel, requested documents and information, keeping us apprised of any changes in facts and circumstances that affect our services, and the payment of our bills in a current and timely manner.

The Client has retained the law firm of Cane Clark LLP and not any individual attorney. It is important that you understand that we have agreed to act as counsel for Cubed, Inc. ONLY and, in the absence of a separate written representation agreement, not for any of its principals, control persons, affiliates, interest holders or related entities. Please contact me immediately if this does not comport with your understanding so that we may create separate written representation agreements and any appropriate written disclosures and waivers.

Legal Fees and Expenses

With respect to our charges for legal services, many factors are taken into account in quoting the legal fees, including the time expended, nature, and complexity of the work performed, the time required by the client, and the results achieved for the client by the firm. Once we have had the opportunity to gather additional information from you, we will be able to provide you with an estimate of the charges for our services. In certain instances, our office will complete initial research in this matter and will draft a memorandum of our findings. We will generally charge you for this preliminary research and investigation conducted prior to our first meeting, as well as the time spent during any initial client interview.

Client agrees to compensate us based upon our standard hourly rates for those personnel performing the specific services required for the Client. Our lawyers’ hourly rates range from $225 to $500 and our paralegals’ hourly rates range from $100 to $185. We anticipate that Kyleen Cane ($500 per hour) will be primarily responsible for your matter, together with any other lawyers or paralegals as may be necessary to complete the Scope of Engagement.

We shall record time to a reasonable fraction of an hour invested in providing services to Client, including local travel time, in quarter-hour increments. The hourly rate of the Firm’s personnel may be modified from time to time, any new rates, after adopted, would apply to services rendered after the effective date of the new rates.

In the discharge of our responsibility, it may be necessary for us to incur expenses for various items such as filing fees, EDGAR or XBRL preparation and filing fees, court costs, court reporter fees, long distance telephone calls, postage, photocopying, overnight or local delivery services, and in some instances, computerized legal research. These items are charged to each individual client for whose benefit they are incurred. Therefore, in addition to the legal fees described above, you will be responsible for the current and timely payment of all out of pocket disbursements, costs, and expenses, which will be separately itemized on our statement to you. These may include travel, filing fees, and other expenses as reasonably required. We may also, in some instances, forward invoices for such expenses to you directly.

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Engagement Deposit and Trust Account Instruction

At this time, we will not require that you deposit a retainer with our firm as security for the payment of our bills (an “Engagement Deposit”). However, we have stated that we are willing to accept common stock of the Client at a value of $1.00 per share for full payment of legal fees owed by the Client (“Shares”), except for any hard cost expenses incurred by us, so long as the Client agrees to file an S8 registration statement to register these Shares for resale.

Further, we reserve the right to require that you do deposit a retainer with our firm as a condition of our continued representation as your strategy changes to include the pursuit of more aggressive or time-intensive tactics or should you become delinquent in the payment of your bills. If required, the Engagement Deposit will be deposited in our Client Trust Account, but will not bear interest for the Client’s benefit. The Engagement Deposit will not represent either a minimum fee or an estimate of the total fee that the engagement may entail. The Client hereby authorizes the Firm to withdraw funds from the Engagement Deposit held in our Client Trust Account to pay for attorney fees and costs incurred by the Firm, with any balance being refunded at the Client’s discretion after termination of this engagement. The Client authorizes such disbursement prior to any other competing claim against the Engagement Deposit or against any other Client funds maintained in our Client Trust Account.

Terms of Payment

It is our practice to send a monthly statement for services rendered during the previous month and for disbursements incurred on Client’s account. The detail in the monthly statement will inform you of both the nature and process of the work and fees and disbursements incurred. We do our best to ensure that our clients are fully satisfied not only with our services, but also with the reasonableness of the fees and disbursements charged for those services. Therefore, if you have any question about any invoice or the basis for our fees to you, you should raise it with us promptly for discussion. If you object only to a portion of the invoice, we require that you timely pay the remainder, which will not constitute a waiver of your objection.

It is critical that you make us aware of any disputes you may have with any of our charges or invoices immediately as we will rely, in part, on a Client’s failure to object to our open invoices in determining to continue to provide services to the Client, particularly where we are not holding an Engagement Deposit that exceeds the sum of our open invoices and the expected work for the current billing cycle. Therefore, if the Client disputes any invoice, in whole or in part, we must receive written notice of the objection as soon as practicable, but in no event later than forty-five (45) days from the date of the invoice so that we may work with you to resolve the dispute in a timely fashion. The Client’s failure to provide us timely written notice of an objection to our invoices constitutes a waiver of the objection.

We ask and expect payment of our billings and retainers on a monthly basis. Our billing statements are due and payable upon receipt since there is generally a relatively significant time lag between the rendering of our services and the submission of our statement. Our firm will assess an interest charge of one and one-half percent (1.5%) per month on the unpaid balances of all billing statements that are outstanding for more than thirty days. You will be responsible for any costs of collection incurred by our Firm, including reasonable attorneys’ fees. If a billing becomes delinquent, we reserve the right to suspend legal services until the account is current and/or an additional retainer is received.

Termination

This Agreement may be prospectively terminated at any time upon reasonable advance written notice given by either party. If you change your mind and no longer want us to complete this engagement, then the Engagement Deposit is refundable to the extent it exceeds the costs incurred, as herein described, and the fees for the time spent on the project by attorneys and paralegals billed at their customary hourly rate. We also reserve the right to limit or withdraw from further representation in the event you fail to render payment when due, or if we determine that our continued representation of you would be unethical or inappropriate, or if we have another reasonable basis for termination consistent with our professional duties to you as set forth in the Rules of the Nevada Supreme Court. You will be charged for time, fees and costs incurred in formally withdrawing from any matter, including any necessary motions or court appearances.

Retaining Lien

Nevada law permits us to hold the Client’s file and property, including the originals of any document or instruments, as security for the payment of our final bill.

Conflict of Interest

We have performed a conflict of interest check and, with the exception of those matters identified in the Conflict Waiver Rider attached hereto as Schedule B, have determined that we do not have a conflict with representing you in this matter. However, should you believe that there are or will be other parties with a direct economic or personal interest relating to our representation, which have not been previously disclosed to us, you agree to immediately contact us in writing with such information. We may not represent multiple clients who have directly adverse interests without first explaining the facts and circumstances that give rise or may give rise to the conflict and obtaining their informed written consent.

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Electronic Communications

It is the policy of the Firm to utilize the most efficient method of communicating with our clients. Accordingly, unless you specifically direct us to the contrary, where feasible we will attempt to correspond with you via electronic mail.

Record Retention Policy

All records and files will be retained and disposed of in compliance with our policy in effect from time to time. Subject to future changes, it is our policy not to retain records relating to a matter for more than five (5) years from the date the matter is opened. Upon your prior written request, we will return records to you prior to their destruction. It is not administratively feasible for us to advise you of the closing of a matter or the disposal of records. We recommend, therefore, that you maintain your own files for reference to make written request for your files at the conclusion of a matter. If you have any questions concerning our records retention policies, please contact us.

Results

Nothing in this Agreement, or any of our statements to you should be construed as a promise or guarantee about the outcome of any matter being handled. You understand that we have not and cannot guarantee results, and that our services shall be to give Client legal advice and advocate Client’s position with regard to the matters described within Schedule A. Any comments about outcomes are expressions of opinion only.

No Continuing Obligation

Once the legal work is complete, we have no obligation to inform you of future developments relative to legal work performed hereunder. We advise that you periodically consult with an attorney with regard to any such future developments or if there is a significant change in your circumstances.

Severability

Every provision of this Agreement is severable. If any provision hereof is held to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

Arbitration

Client hereby agrees that, at the option of the Firm, any controversy between the Firm and the Client (including, without limitation, any controversy regarding the construction of the Agreement, and any claim arising out of this Agreement or its breach), shall be submitted to binding arbitration upon the written request of the Firm. The parties to such arbitration shall comply with the rules of the American Arbitration Association. The prevailing party in any such arbitration shall be entitled to a reasonable award of attorneys’ fees and costs, including the cost of the arbitration.

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Malpractice Claim Subject to Arbitration

If Client claims that the Firm committed malpractice or otherwise performed any legal services improperly, negligently, or incompetently, then Client hereby agrees to submit the dispute to binding arbitration. By agreeing to this provision, Client understands that Client waives the right to bring an action against the Firm in a court a law and further waives the right to a jury trial. The cost of any such arbitration shall be borne by the losing party or in such proportion as the arbitrators shall decide. The parties to such arbitration shall comply with the rules of the American Arbitration Association. The prevailing party in any such arbitration shall be entitled to a reasonable award of attorneys’ fees and costs, including the cost of the arbitration.

Applicable Law and Venue

The laws of the State of Nevada shall govern the interpretation of this Agreement, exclusive of any choice of law provision. Client consents to the jurisdiction of the state of Nevada for all disputes between Client and the Firm and agrees that exclusive venue for the resolution of any such disputes shall be Clark County, Nevada.

Integrated Agreement

This Agreement and the documents executed or delivered in connection therewith constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. There are no agreements, understandings, restrictions, representations, or warranties other than those set forth or referred to herein.

Modification

This Agreement reflects the standard terms upon which we currently make our services available to clients. In the event that such standard terms are modified in the future, this Agreement may be amended by us to reflect such modified standard terms (an “Amended Agreement”). Unless you provide us with a written request, no separate modification of this Agreement is necessary to effect such change, including with respect to the hourly rates of any particular individual. If the Client agrees and desires to receive services from us under the Amended Agreement, no further action evidencing agreement need be taken by the Client.

On the other hand, if the Client does not agree or desire to receive services from the Firm pursuant to the terms of the Amended Agreement, Client may at any time, within (15) days of transmittal of the intent to amend this Agreement, exercise its existing right to unilaterally terminate this Agreement by written notice to the Firm pursuant to the termination clause of this Agreement, and the Firm shall thereupon discharge its termination responsibilities hereunder.

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The undersigned warrants and represents that he or she has full power and authority to enter into this Agreement on behalf of the Client.

If you understand these billing and policy arrangements and find them acceptable, please sign the Acknowledgment and return it to me. Please retain a copy for your records.

Again, we thank you for choosing our firm and assure you of our best professional efforts. Should you have any questions, please contact me.

CANE CLARK LLP /s/ Kyleen Cane By: Kyleen Cane, Esq.	I AGREE TO THE TERMS AS SET FORTH ABOVE AND INCLUDED IN ATTACHED SCHEDULE A. /s/ Joseph White Cubed, Inc. (“Client”) By: Joseph White Its: President

Schedule A

The Firm shall assist Client with legal services related to general securities and corporate matters of the Client, specifically including Client’s intended private equity offering, SEC filings and related matters. Such services may also include, but are not necessarily limited to, research, investigation, contact with governmental agencies and staff, discussions with the Client and among Firm personnel. This Schedule may subsequently be amended by agreement between the parties.

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Addendum to Engagement Agreement

Cubed, Inc., a Nevada corporation (the “Client”) and Cane Clark LLP (“Cane Clark”) hereby agree to amend the terms of Client’s engagement of Cane Clark as follows:

1. For legal services already rendered (and upaid) as well as legal services to be rendered through August 30, 2014, Cane Clark LLP shall be paid by Client 300,000 shares of Cubed Common stock at a price of $1 per share (the “Shares”).

2. Kyleen Cane, who is a partner with Cane Clark, LLP, shall be issued the Shares for the benefit of the law firm. When issued, the Shares shall be registered under a Form S-8 Registration Statement to be filed with the U.S. Securities and Exchange Commission.

3. All terms of Client’s engagement of Cane Clark not specifically amended or altered by this Addendum shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of June 30, 2014.

Cubed, Inc.

By: /s/ Joseph White

Joseph White, President

Cane Clark LLP

By: /s/ Kyleen Cane

Kyleen Cane

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